Exhibit 99.6

Massey Energy Company c/o Corporate Election Services P. O. Box 1150 Pittsburgh, PA 15230-3200	VOTE BY TELEPHONE Please have your proxy card available when you call the toll-free number 1-888-693-8683 using a touch-tone telephone and follow the simple directions that will be presented to you.

VOTE BY INTERNET Please have your proxy card available when you access the website www.cesvote.com and follow the simple directions that will be presented to you.
VOTE BY MAIL Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.

Vote by Telephone Call toll-free using a touch-tone telephone: 1-888-693-8683	OR	Vote by Internet Access the website and cast your vote: www.cesvote.com	OR	Vote by Mail Return your completed proxy card in the postage-paid envelope provided

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at www.masseyenergyco.com

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Your telephone or Internet vote must be received by [—] [—].m. Eastern Daylight Time on [—], 2011 in order to be counted in the final tabulation.

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ê     If voting by mail, please fold and detach card at perforation before mailing.    ê

MASSEY ENERGY COMPANY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING ON [—].

The undersigned, a participant in the MASSEY ENERGY COMPANY Coal Company Salary Deferral and Profit Sharing Plan (the “401(k) Plan”), acknowledges receipt of a Notice of Special Meeting of Stockholders and the accompanying joint proxy statement/prospectus; and, revoking any voting instructions previously given with respect to shares held in the 401(k) Plan, hereby directs the trustee of the 401(k) Plan to vote all shares of Common Stock of MASSEY ENERGY COMPANY allocated to the undersigned’s 401(k) Plan account as of the record date at the Special Meeting of Stockholders of MASSEY ENERGY COMPANY, on [—], 2011 at [—] [—].m. Eastern Daylight Time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side.

Signature

Signature (If held jointly)

Dated:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE MARK (ON THE REVERSE), SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Special Meeting of Stockholders

[—], 2011

You are cordially invited to attend the Special Meeting of Stockholders, which will be held on [—], 2011, beginning at [—] [—].m. Eastern Daylight Time at [—].

ê If voting by mail, please fold and detach card at perforation before mailing. ê

MASSEY ENERGY COMPANY	401(K) PROXY

THIS VOTING INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE ON RETURNED AND PROPERLY EXECUTED VOTING INSTRUCTION CARDS, THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED PROPORTIONATELY IN THE SAME MANNER AS THOSE SHARES HELD IN THE 401(K) PLAN FOR WHICH TIMELY VOTING INSTRUCTIONS ARE RECEIVED WITH RESPECT TO SUCH PROPOSALS. IF YOU DO NOT PROVIDE TIMELY VOTING INSTRUCTIONS TO THE TRUSTEE, YOU WILL BE CONSIDERED TO HAVE ELECTED THAT YOUR SHARES HELD IN THE 401(K) PLAN BE VOTED, AND THE TRUSTEE WILL VOTE SUCH SHARES, PROPORTIONATELY IN THE SAME MANNER AS THOSE SHARES HELD IN THE 401(K) PLAN FOR WHICH TIMELY VOTING INSTRUCTIONS ARE RECEIVED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

1.	To adopt the Agreement and Plan of Merger, dated as of January 28, 2011, between Alpha Natural Resources, Inc., Mountain Merger Sub, Inc., a wholly owned subsidiary of Alpha Natural Resources, Inc. and Massey Energy Company, pursuant to which Mountain Merger Sub, Inc. will merge with and into Massey Energy Company:

☐    FOR                         ☐    AGAINST                          ☐    ABSTAIN

2.	To approve adjournments of the special meeting, if necessary or appropriate, including to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement:

☐    FOR                         ☐    AGAINST                          ☐    ABSTAIN

I hereby authorize the Company’s designated proxies to vote, in their discretion, on such other business and matters incident to the conduct of the meeting as may properly come before the meeting.

☐    Please check this box if you plan to attend the meeting.

(CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE.)